UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2010

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 20, 2010, Qwest Communications International Inc. (the “Company”) issued the following statement in response to queries received from holders of the Company’s outstanding 3.50% convertible senior notes due 2025 (the “Convertible Notes”):

“Pursuant to the Agreement and Plan of Merger between the Company and CenturyLink, Inc. (formerly known as CenturyTel, Inc.), a Louisiana corporation (“CenturyLink”), and SB44 Acquisition Company, a Delaware corporation and wholly owned subsidiary of CenturyLink, the Company has agreed to take all necessary action to exercise its right under the indenture governing the terms of the Convertible Notes to redeem all of the outstanding Convertible Notes at a redemption price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest, on November 20, 2010.

Upon the issuance by the Company of a notice of such redemption, holders of Convertible Notes will be entitled to surrender for conversion any Convertible Notes called for redemption at any time until the close of business on the business day immediately preceding the redemption date specified in such redemption notice. Settlement of any such conversions of Convertible Notes will take place following the end of an “Applicable Conversion Reference Period,” as defined in the indenture governing the terms of the Convertible Notes. On each date during this Applicable Conversion Reference Period, the amounts due to holders on settlement of their conversion will be calculated pursuant to the formula set forth in the indenture governing the terms of the Convertible Notes. In the event that the Company announces a dividend on its common stock with a record date falling during the Applicable Conversion Reference Period, the Company will make a corresponding adjustment to the Conversion Rate (as defined in the indenture governing the terms of the Convertible Notes) applicable to the Convertible Notes. Such adjustment will take effect on the record date with respect to such dividend and will be applied to the conversion settlement calculations described above for each date during the Applicable Conversion Reference Period that is after the record date with respect to such dividend. As described more fully in the indenture governing the Convertible Notes, holders who surrender Convertible Notes for conversion will not generally be entitled to receive any accrued and unpaid interest on such Convertible Notes.”

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: August 20, 2010	By:	/s/ STEPHEN E. BRILZ
Name: Stephen E. Brilz
Title: Assistant Secretary